Exhibit 99.1

Media Contact: Stephanie L. Moritz 717-534-7641 Financial Contact: James A. Edris 717-534-7556

   THE HERSHEY COMPANY ANNOUNCES
RECORD FIRST QUARTER RESULTS

HERSHEY, Pa., April 21, 2005 — The Hershey Company (NYSE:HSY) today announced record sales and earnings for the first quarter ended April 3, 2005. Consolidated net sales for the first quarter were $1,126,414,000, compared with $1,013,089,000 for the first quarter of 2004, an increase of 11.2 percent. Net income was $118,221,000, or $.47 per share-diluted, compared with $107,147,000, or $.41 per share-diluted, in the first quarter of 2004, an increase of 14.6 percent in earnings per share.

Hershey’s first quarter performance was driven by strong organic sales growth, complemented by the sales contributions from two acquisitions made in the fourth quarter of 2004. Organic growth of eight percent resulted from the strength of new products such as Hershey’s Take 5, the Hershey premium cookie line, Ice Breakers Liquid Ice, and Ice Breakers Sours, as well as several Limited Editions of Hershey’s leading brands. The acquisitions, Mauna Loa and Grupo Lorena, delivered incremental growth of three percent.

The core business achieved margin enhancement in line with the Company’s expectations, and as predicted, the acquisitions tempered this margin growth as they continue to be integrated into Hershey’s business system. Earnings per share grew by 14.6 percent, driven by 12.3 percent growth in earnings before interest and taxes (EBIT) and the $500 million share purchase from the Hershey Trust Company, as Trustee for the Milton Hershey School, last July. The positive effect of lower weighted average shares outstanding was offset somewhat by higher interest expense related to the financing of the share purchase and the acquisitions.

“The Company’s momentum continued into the first quarter of 2005,” said Richard H. Lenny, Chairman, President, and Chief Executive Officer. “Strong sales growth combined with solid cost control to deliver record profitability. Consistent with our strategy, new product innovation across both confectionery and snacks more than offset anticipated shortfalls from a shorter seasonal period. In addition, effective trade promotion spending and superior retail execution were instrumental in expanding Hershey’s marketplace leadership by one full point.

“Looking to the remainder of 2005, we’ll continue to bring news and innovation to the category across multiple consumer benefits. By leveraging Hershey’s iconic brands and capitalizing on our value chain capabilities, we’ll strengthen our confectionery leadership while gaining critical mass in relevant snack categories. As such, for the full year, we expect organic sales to be above our ongoing 3-4 percent expectations with diluted earnings per share to be at the top of our stated range of 9-11 percent,” Lenny concluded.

Safe Harbor Statement

This release contains statements which are forward-looking. These statements are made based upon current expectations which are subject to risk and uncertainty. Actual results may differ materially from those contained in the forward-looking statements. Factors which could cause results to differ materially include, but are not limited to: changes in the Company’s business environment, including actions of competitors and changes in consumer preferences; customer and consumer response to selling price increases; changes in governmental laws and regulations, including taxes; market demand for new and existing products; changes in raw material and other costs; pension cost factors such as actuarial assumptions, market performance, and employee retirement decisions; successful resolution of upcoming labor contract negotiations; and the Company’s ability to implement improvements to and reduce costs associated with its supply chain, as discussed in the Company’s Annual Report on Form 10-K for 2004.

Live Webcast

As previously announced, the Company will hold a conference call with analysts today at 5 p.m. Eastern Time. The conference call will be webcast live via Hershey’s corporate Web site www.hersheys.com. Please go to the Investor Relations Section of the Web site for further details.

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The Hershey Company
Summary of Consolidated Statements of Income
for the periods ended April 3, 2005 and April 4, 2004
(in thousands of dollars except per share amounts)

                                                           First Quarter
                                                           -------------
                                                       2005            2004
                                                       ----            ----

Net Sales                                           $1,126,414      $1,013,089
                                                    ----------      ----------
Costs and Expenses:
   Cost of Sales                                       695,131         625,632
   Selling, Marketing and Administrative               225,410         204,133
                                                    ----------      ----------
   Total Costs and Expenses                            920,541         829,765
                                                    ----------      ----------
Income Before Interest and Income Taxes (EBIT)         205,873         183,324
Interest Expense, net                                   19,404          14,854
                                                    ----------      ----------
Income Before Income Taxes                             186,469         168,470
Provision for Income Taxes                              68,248          61,323
                                                    ----------      ----------
Net Income                                          $  118,221      $  107,147
                                                    ==========      ==========
Net Income Per Share - Basic - Common                    $0.49           $0.42
                                                    ==========      ==========
                     - Basic - Class B                   $0.45           $0.38
                                                    ==========      ==========
                     - Diluted                           $0.47           $0.41
                                                    ==========      ==========
Shares Outstanding  - Basic - Common                   185,715         198,916
                                                    ==========      ==========
                    - Basic - Class B                   60,829          60,844
                                                    ==========      ==========
                    - Diluted                          250,308         262,054
                                                    ==========      ==========

Key Margins:
   Gross Margin                                          38.3%           38.2%
   EBIT Margin                                           18.3%           18.1%
   Net Margin                                            10.5%           10.6%

The Hershey Company
Consolidated Balance Sheets
as of April 3, 2005 and December 31, 2004
(in thousands of dollars)

Assets                                                 2005            2004
------                                                 ----            ----

Cash and Cash Equivalents                         $   18,060      $   54,837
Accounts Receivable - Trade (Net)                    289,991         408,930
Deferred Income Taxes                                 43,786          46,503
Inventories                                          640,223         557,180
Prepaid Expenses and Other                           128,005         114,991
                                                  ----------      ----------
Total Current Assets                               1,120,065       1,182,441

Net Plant and Property                             1,661,374       1,682,698
Goodwill                                             463,250         463,947
Other Intangibles                                    124,946         125,233
Other Assets                                         379,139         343,212
                                                  ----------      ----------
Total Assets                                      $3,748,774      $3,797,531
                                                  ==========      ==========
Liabilities and Stockholders' Equity
------------------------------------

Loans Payable                                     $  707,408      $  622,320
Accounts Payable                                     167,848         148,686
Accrued Liabilities                                  396,646         472,096
Taxes Payable                                         69,243          42,280
                                                  ----------      ----------
Total Current Liabilities                          1,341,145       1,285,382

Long-Term Debt                                       690,312         690,602
Other Long-Term Liabilities                          416,876         403,356
Deferred Income Taxes                                329,719         328,889
                                                  ----------      ----------
Total Liabilities                                  2,778,052       2,708,229
Total Stockholders' Equity                           970,722       1,089,302
                                                  ----------      ----------
Total Liabilities and Stockholders' Equity        $3,748,774      $3,797,531
                                                  ==========      ==========